UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2018, Ritter Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), effective March 23, 2018 (the “Effective Date”).

The Reverse Stock Split was approved by the Company’s stockholders at the Company’s special meeting of stockholders held on December 20, 2017. On March 1, 2018, the Company announced that its board of directors had set a ratio of 1-for-10 for the Reverse Stock Split.

The Amendment provides that on the Effective Date, every ten (10) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Date, shall automatically be reclassified, without any action on the part of the holder thereof, into one (1) share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Corporate Stock Transfer, Inc. is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Commencing on March 23, 2018, trading of the Company’s Common Stock will continue on the NASDAQ Capital Stock Market on a reverse stock split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 767836 307. The new specimen common stock certificate of the Company is being filed herewith as Exhibit 4.1.

The foregoing description of the Amendment does not purpose to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

The Company announced the matters described in Item 5.03 above in a press release entitled “Ritter Pharmaceuticals Announces 1-for-10 Reverse Stock Split” on March 22, 2018.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall the information in this Item 7.01 (including Exhibit 99.1 attached hereto) be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended.

4.1	Specimen stock certificate of Ritter Pharmaceuticals, Inc.

99.1	Press Release dated March 22 2018, entitled “Ritter Pharmaceuticals Announces 1-for-10 Reverse Stock Split.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

		By:	/s/ Michael D. Step
		Name:	Michael D. Step
		Title:	Chief Executive Officer

Date:	March 22, 2018